UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2025, Mr. Xiaocheng Hao was appointed by the Board of Directors (the “Board”) to the position of Chief Operating Officer of CIMG, Inc. (the “Company”).

Mr. Hao has served as the Chief Executive Officer of Shanghai Huomao Cultural Development Co., Ltd (“Shanghai Huomao”) prior to the acquisition of Shanghai Huomao by the Company and will continue in that role while also serving as the Chief Operating Officer (the “COO”) of the Company.

Mr. Hao is 46 years old and holds a bachelor’s degree in business administration from Central South University of Finance and Economics and a master’s degree of business administration from Xi’an Jiaotong University in China. He has held sales and management positions in multiple listed companies, with over 20 years of experience in sales and management. Prior to joining the Company, Mr. Hao served as the chief executive officer of Shanghai Huomao since 2021 and served as the chairman of Shaanxi E&A Education Technology Co., Ltd. from 2014 to 2021.

The Company and Mr. Hao entered into an employment agreement on April 30, 2025, in connection with Mr. Hao’s appointment as the COO (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Hao is eligible for the following compensation: (i) an annual base salary of $40,000, which shall be paid in accordance with the regular payroll practices of Shanghai Huomao; (ii) cash bonus with the approval of the Board, paid in accordance with the regular payroll practices of Shanghai Huomao; and (iii) participation in a share incentive plan (if any) pursuant to the terms and conditions thereof as determined by the Board, governed by a separate award agreement to be entered into by and between the Company and Mr. Hao.

Neither Mr. Hao, nor his immediate family members (within the meaning of Item 404 of Regulation S-K), had or will have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hao was nominated as the Chief Operating Officer pursuant to the Business Cooperation Intent Agreement relating to the acquisition of Shanghai Huomao. There are no family relationships between any director or executive officer of the Company and Mr. Hao.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 30, 2025, the Company issued a press release announcing the completion of the acquisition of Shanghai Huomao and Xilin Online (Beijing) E-commerce Co., Ltd. (“Beijing Xilin”) and appointment of Mr. Xiaocheng Hao as the Chief Operating Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 8.01 Other Events

As previously disclosed on March 14, 2025, the Company entered into a Business Cooperation Intent Agreement with Shanghai Huomao. On April 22, 2025, the Company completed its acquisition of Shanghai Huomao, along with the necessary business registration updates in China.

As previously disclosed on March 27, 2025, the Company entered into a Business Cooperation Intent Agreement with Beijing Xilin. On March 31, 2025, the Company completed its acquisition of Beijing Xilin, along with the necessary business registration updates in China.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Xiaocheng Hao dated April 30, 2025
99.1	Press Release announcing CIMG Inc. Completes Acquisitions of Shanghai Huomao and Beijing Xilin and Appoints Mr. Xiaocheng Hao as its Chief Operating Officer
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: May 2, 2025	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer